Exhibit 99.1

Sunstone Hotel Investors Completes the Previously Announced

Acquisition of the Boston Park Plaza

Aliso Viejo, Calif. (July 2, 2013) — Sunstone Hotel Investors (the “Company”) (NYSE: SHO) announced today that it has closed on the previously announced acquisition of the 1,053-room Boston Park Plaza hotel located in Boston, Massachusetts. The contractual purchase price was $250.0 million (or approximately $237,400 per key).  The acquisition was structured as a tax-deferred exchange and was funded with a combination of proceeds received from the sale of four hotels and a commercial laundry facility in January 2013, cash on hand and the assumption of a non-recourse loan secured by the hotel. The assumed loan has a principal outstanding balance of approximately $119.2 million, which bears an interest rate of 4.4% and matures in February 2018. The hotel will remain unbranded and will continue to be managed by Highgate Hotels.

Ken Cruse, Chief Executive Officer, stated, “We are pleased to have closed our acquisition of the Boston Park Plaza hotel.  This transaction completes the tax-efficient recycling of proceeds from the sale of non-core assets earlier this year.  We look forward to executing on a comprehensive asset management plan designed to maximize the value of this grand Boston landmark.”

About Sunstone Hotel Investors:

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 28 hotels comprised of 12,939 rooms. Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Sheraton. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by becoming the premier hotel owner. Our values include transparency, trust, ethical conduct, communication and discipline. Our goal is to improve the quality and scale of our portfolio while gradually deleveraging our balance sheet. As demand for lodging generally fluctuates with the overall economy (we refer to these changes in demand as the lodging cycle), we seek to employ a balanced, cycle-appropriate corporate strategy that encompasses the following:

•                  Proactive portfolio management;

•                  Intensive asset management;

•                  Disciplined external growth; and

•                  Measured balance sheet improvement.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of July 2, 2013, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

For Additional Information:

Bryan Giglia

Chief Financial Officer

Sunstone Hotel Investors, Inc.

(949) 382-3036